TELOS CORPORATION AND SUBSIDIARIES

                                   Form 10-K


                            SCHEDULE OF SUBSIDIARIES

                  Telos Corporation, Santa Monica, California
                    Incorporated: California, April 11, 1969

                    Telos Field Engineering, Inc., Delaware
                   Incorporated: Delaware, February 25, 1994

                   Telos International Corporation, Delaware
                      Incorporated: Delaware, May 16, 1995

                         enterWorks.com, inc., Delaware
                               February 22, 1994